Exhibit 99.1

Kohl's Corporation Reports Financial Results

•	Comparable sales increase 6.3%
•	Reports annual diluted earnings per share of $5.12
•	Excluding tax reform benefits, diluted earnings per share were $4.31, exceeding the high end of guidance by $0.11 per share

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)—March 1, 2018-- Kohl’s Corporation (NYSE:KSS) today reported results for the quarter and year ended February 3, 2018.

	Three Months			Twelve Months
($ in millions)	2017	2016	Change	2017	2016	Change
Total sales	$6,776	$6,205	9.2%	$19,095	$18,686	2.2%
Comparable store sales(1)	6.3%	(2.2)%		1.5%	(2.4)%
Gross margin	33.8%	33.4%	43 bps	36.2%	36.1%	15 bps
Selling, general, and administrative expenses	$1,459	$1,360	7.3%	$4,512	$4,435	1.7%
Diluted earnings per share
Reported	$2.81	$1.44	95%	$5.12	$3.11	65%
Excluding tax reform and store closures	$1.99	$1.44	38%	$4.31	$3.76	15%

                          (1) Compares the periods ended January 27, 2018 to the periods ended January 28, 2017.

Kevin Mansell, Kohl's chairman, chief executive officer and president, said, “I am very pleased with our fourth quarter and full year results, which exceeded the high end of our most recent guidance by $0.11 per share. Over the course of the year, we saw consistent, sustained improvement in sales trends which culminated in a 6.3% increase in our fourth quarter comp sales. We improved our merchandise margins through strong inventory management and improved promotional and permanent markdowns. All areas effectively managed their expenses. And, we ended the year with 7% less inventory.  I am very proud of our team and the role they played in these results and want to thank them for their hard work, loyalty and dedication.”

Impact of 53rd Week

The retail calendar for fiscal January 2018 included a fifth week, resulting in a 14-week fiscal fourth quarter and a 53-week year. During this 53rd week, total sales were approximately $170 million; selling, general and administrative expenses were approximately $30 million; and interest was approximately $3 million. The 53rd week increased the Company’s net income by approximately $15 million and its diluted earnings per share by approximately $0.10 for the year.

Dividend

On February 28, 2018, Kohl's Board of Directors declared a quarterly cash dividend on the Company's common stock of $0.61 per share, an 11% increase over its prior dividend. The dividend is payable March 28, 2018 to shareholders of record at the close of business on March 14, 2018.

Store Update

Kohl's ended the fiscal year with 1,158 Kohl's stores in 49 states. During 2017, the Company opened four Kohl's stores, relocated one Kohl's store and opened one Off/Aisle location.

Initial 2018 Earnings Guidance

The Company expects earnings per diluted share of $4.95 to $5.45 for fiscal 2018. This guidance is based on the following assumptions:

•	Comparable sales change of 0% to 2%
•	Total sales change of (1)% to 1%
•	Gross margin as a percentage of sales increase of 5 to 10 basis points over 2017
•	SG&A dollars increase of 1% to 2% over 2017
•	Depreciation expense of $960 million
•	Interest expense of $280 million
•	Effective tax rate of 24% to 25%
•	$300-$400 million in share repurchases
•	Capital expenditures of approximately $700 million

Kohl’s plans to shift its earnings reporting cadence in fiscal 2018 and expects to report its first quarter 2018 financial results during the week of May 20, 2018.

Fourth Quarter 2017 Earnings Conference Call

Kohl's will host its quarterly earnings conference call at 8:30 am ET on March 1, 2018. The phone number for the conference call is (800) 230-1085. Replays of the call will be available for 30 days by dialing (800) 475-6701.  The conference ID is 444352. The conference call and replays are also accessible via the Company's web site at http://corporate.kohls.com/investors/events-and-presentations.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including 2018 earnings guidance. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl's

Kohl’s (NYSE: KSS) is a leading omnichannel retailer with more than 1,100 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, Kohl’s offers amazing national and exclusive brands, incredible savings and an easy shopping experience in our stores, online at Kohls.com and on Kohl's mobile app. Throughout its history, Kohl's has given nearly $600 million to support communities nationwide. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Jill Timm, (262) 703-2203, jill.timm@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months		Twelve Months
(Dollars in Millions, Except per Share Data)	Feb 3, 2018 (14 Weeks)	Jan 28, 2017 (13 Weeks)	Feb 3, 2018 (53 Weeks)	Jan 28, 2017 (52 Weeks)
Net sales	$6,776	$6,205	$19,095	$18,686
Cost of merchandise sold	4,483	4,133	12,176	11,944
Gross margin	2,293	2,072	6,919	6,742
As a percent of net sales	33.8%	33.4%	36.2%	36.1%
Operating expenses:
Selling, general, and administrative	1,459	1,360	4,512	4,435
As a percent of net sales	21.5%	21.9%	23.6%	23.7%
Depreciation and amortization	267	239	991	938
Impairments, store closing and other costs	—	—	—	186
Operating income	567	473	1,416	1,183
Interest expense, net	74	75	299	308
Income before income taxes	493	398	1,117	875
Provision for income taxes	25	146	258	319
Net income	$468	$252	$859	$556

Average number of shares:
Basic	165	174	167	178
Diluted	167	175	168	179
Earnings per share:
Basic	$2.83	$1.45	$5.14	$3.12
Diluted	$2.81	$1.44	$5.12	$3.11

   ADJUSTED NET INCOME AND DILUTED EARNINGS PER SHARE, NON-GAAP FINANCIAL MEASURES

      (Unaudited)

	Three Months		Twelve Months
(Dollars in Millions, Except per Share Data)	Feb 3, 2018 (14 Weeks)	Jan 28, 2017 (13 Weeks)	Feb 3, 2018 (53 Weeks)	Jan 28, 2017 (52 Weeks)
Net income
GAAP	$468	$252	$859	$556
Tax reform	(136)	-	(136)	-
Store closures	-	-	-	117
Excluding tax reform and store closures (non-GAAP)	332	252	723	673
State tax settlement	(20)	-	(20)	-
Adjusted (non-GAAP)	$312	$252	$703	$673

Diluted earnings per share
GAAP	$2.81	$1.44	$5.12	$3.11
Tax reform	(0.82)	-	(0.81)	-
Store closures	-	-	-	0.65
Excluding tax reform and store closures (non-GAAP)	1.99	1.44	4.31	3.76
State tax settlement	(0.12)	-	(0.12)	-
Adjusted (non-GAAP)	$1.87	$1.44	$4.19	$3.76

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	February 3, 2018	January 28, 2017
Assets
Current assets:
Cash and cash equivalents	$1,308	$1,074
Merchandise inventories	3,542	3,795
Other	481	378
Total current assets	5,331	5,247
Property and equipment, net	7,773	8,103
Other assets	236	224
Total assets	$13,340	$13,574

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$1,271	$1,507
Accrued liabilities	1,155	1,224
Income taxes payable	99	112
Current portion of capital lease and financing obligations	126	131
Total current liabilities	2,651	2,974
Long-term debt	2,797	2,795
Capital lease and financing obligations	1,591	1,685
Deferred income taxes	213	272
Other long-term liabilities	662	671
Shareholders' equity	5,426	5,177
Total liabilities and shareholders' equity	$13,340	$13,574

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in Millions)	2017 (53 Weeks)	2016 (52 Weeks)
Operating activities
Net income	$859	$556
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	991	938
Share-based compensation	55	41
Deferred income taxes	(61)	13
Impairments, store closing and other costs	-	57
Other non-cash revenues and expenses	2	30
Changes in operating assets and liabilities:
Merchandise inventories	264	249
Other current and long-term assets	(83)	(45)
Accounts payable	(236)	256
Accrued and other long-term liabilities	(50)	81
Income taxes	(50)	(23)
Net cash provided by operating activities	1,691	2,153

Investing activities
Acquisition of property and equipment	(672)	(768)
Other	23	12
Net cash used in investing activities	(649)	(756)

Financing activities
Treasury stock purchases	(306)	(557)
Shares withheld for restricted shares	(14)	(17)
Dividends paid	(368)	(358)
Proceeds from financing obligations	—	11
Capital lease and financing obligation payments	(138)	(127)
Proceeds from stock option exercises	18	18
Net cash used in financing activities	(808)	(1,030)
Net increase in cash and cash equivalents	234	367
Cash and cash equivalents at beginning of period	1,074	707
Cash and cash equivalents at end of period	$1,308	$1,074